EXHIBIT 10.1

September 1, 2005

Falcon Natural Gas Corp.
West Chase Center
2500 City West Blvd, Suite 300
Houston, Texas 77042

Attn: Mr. Fred Zaziski, President

RE:	Participation Agreement SLICK BEND PROSPECT(S) - DeWitt County, Texas

Dear Mr. Zaziski:

When accepted by you in the manner provided below, this letter will evidence the agreement between Southern Resource Company, A Texas Corporation, whose address is P. O. Box 6483, Corpus Christi, Texas 78466-6483, (hereinafter called “Seller”) and Falcon Natural Gas Corp., whose address is West Chase Center, 2500 City West Blvd., Suite 300, Houston, Texas 77042, (hereinafter called “Purchaser”) with respect to Purchaser acquiring from Seller undivided interests in and to certain Oil, Gas and Mineral Leases to be acquired by Seller in the area(s)as shown on the plat attached hereto as Exhibit “B” and made a part hereof (hereinafter called “Said Leases”), and the participation by Seller and Purchaser in the acquisition of additional Leases within the AMI, and in the drilling of one or more wells on the AMI, in the manner hereinafter described.

I.

Seller has identified at least eleven (11) oil and gas prospects in the AMI hereinafter described, the location of which is identified on Exhibit “B” attached hereto. Said Leases cover the initial prospect area, which is outlined in Red on Exhibit “B.”

Seller agrees to sell forty-seven percent (47%) of 8/8th working interest in Said Leases to the Purchaser, subject to the terms and conditions in Said Leases, and the associated trade documents to which Seller must adhere, more particularly described herein. Seller represents that there will be no depth restrictions other than those specified in Said Leases (if any). The working interest in Said Leases offered for sale herein shall be burdened by its proportionate share of all royalties and overriding royalties previously reserved by or conveyed to third parties, provided that Purchaser’s net revenue interest in Said Leases shall be not less than its proportionate share of 75%, unless the landowner’s royalty equals or exceeds 25%, in which case Purchaser’s net revenue interest in Said Leases shall be not less than its proportionate share of 73%. Furthermore, should Seller enter into a farmout agreement wherein the farmor’s overriding royalty interest would further reduce the net revenue interest below 73%, Purchaser will be provided with said farmout agreement for it’s review and approval of same. Should Purchaser elect not to participate, then the farmout agreement shall not be part of this Participation Agreement.

II.

The parties hereto agree to commence operations for the drilling of an exploratory well (hereinafter called “Initial Test Well”) in search of oil and gas at a location and a depth as more fully described in this Participation Agreement, and to conduct such operations with Seller, as Operator, in accordance with this Agreement and the Operating Agreement described below. Seller and Purchaser (hereinafter collectively called “Participants”) agree that all drilling and/or other oil and gas operations (including operations in the Initial Test Well, Substitute Well or future “Development” wells) undertaken by them (1) on any jointly held oil and/or gas interest, including any interests acquired pursuant to the Area of Mutual Interest (hereinafter called “AMI” and outlined in yellow on Exhibit “B”) provisions provided for below, or (2) on lands pooled with any such lands, shall, as among the Participants and as to their interests, be conducted pursuant to the terms and provisions of the Operating Agreement attached hereto Exhibit “D” (The “Operating Agreement”). The Operating Agreement shall become effective as of September 1, 2005. If there is any conflict between the terms and provisions of this Participation Agreement and the Operating Agreement, the terms and provisions of this Agreement shall control. As each subsequent prospect area is identified and defined, a separate Operating Agreement shall be executed, using the form attached as Exhibit “D,” modified to reflect the parties participating therein, their respective percentage interests and the geographical contract area covered thereby.

III.

For and in consideration of Purchaser acquiring an interest in the subject prospect(s), Purchaser hereby agrees to the following:

1.
Pay to Seller forty-seven percent (47%) of $70,000.00 or thirty-two thousand nine hundred and 00/100s dollars ($32,900.00) representing Purchaser’s proportionate share of the geological prospect(s) fee attributable to the initial prospect area. Purchaser shall pay the prospect fee for the initial prospect upon the signing of this Agreement. Such amount is non-refundable, unless Seller fails, for reasons other than circumstances beyond its control, to commence the drilling of the initial test well on the initial prospect area on or before June 1, 2006, in which case, upon (a) the return of such prospect fee, (b) delivery of an assignment of Purchaser’s interest in any oil and gas leases for which it has paid, (c) refund of any lease money advanced by Purchaser and not expended, and (d) refund of any dry-hole money paid by Purchaser (if any) and not expended, as provided in Article V, paragraph 1, this Agreement shall be deemed to be terminated, and Seller and Purchaser shall have no further obligation, responsibility, or recourse to each other under this Agreement; provided that any Operating Agreement covering such prospect area shall remain in effect in accordance with its terms, if there are oil and gas leases that are jointly owned by the parties; and provided further that Seller shall not be obligated to refund any prospect fee, or unexpended lease money, or to deliver any assignment of leases to Purchaser if Purchaser fails or refuses to participate in the drilling of the initial test well on said prospect. Within thirty (30) days after the log of the initial test well on the initial prospect, Purchaser shall be required to elect whether or not to continue to participate in the acquisition of leases and payment of prospect fees for subsequent prospects in the AMI. If Purchaser elects to continue, it shall pay to Seller its forty-seven percent (47%) of $280,000.00 or one hundred thirty-one thousand six hundred and 00/100s dollars ($131,600.00) representing Purchaser’s proportionate share of the geological prospect(s) fee attributable to four additional prospects (if obtainable); provided that if Seller notifies Purchaser in writing that Seller has received a bona fide written offer from an unrelated third party to participate in ten (10) additional prospects, by paying not less than forty-seven percent (47%) of $700,000, on terms that Seller is willing to accept, which offer shall be included in Seller’s notice to Purchaser, Purchaser shall be required to elect whether or not to meet said offer. If Purchaser elects not to continue (or fails to make an election, or fails to meet any such bona fide third party offer) within said time, Purchaser shall have no right to participate in any future development of the AMI, nor any right to a refund of monies theretofore paid, and this agreement shall terminate; provided that Purchaser shall retain all rights in the initial prospect area and under the Operating Agreement applicable to that prospect area. After initial test wells on such four additional prospects have been drilled, Purchaser shall be required to make a further election whether or not to participate in up to six (6) additional prospects (if obtainable), and if so, Purchaser shall be required to pay forty-seven percent (47%) of $420,000, or one hundred ninety-seven thousand four hundred and no/100 dollars ($197,400.00), representing Purchaser’s proportionate share of the geological prospect fees attributable to six additional prospects. If Purchaser elects not to continue (or fails to make an election) within said time, Purchaser shall have no right to participate in any future development of the AMI, nor any right to refund of monies theretofore paid, and this agreement shall terminate; provided that Purchaser shall retain all its rights in the prospects in which it has participated, the leases for which it has paid its proportionate share, and all rights under the Operating Agreements applicable to those prospects. Provided, that it shall be a condition precedent to Purchaser’s obligation to make such elections that Seller shall identify the next four or six prospects which it proposes to acquire and the information available to Seller concerning the status of such areas, and Seller agrees to use its best efforts to acquire leases and/or farmins covering such areas on terms acceptable to the parties, if obtainable. Provided further that Seller shall refund the prospect fee for any prospect and any unexpended lease money advance by Purchaser that Seller does not drill within 120 days of Purchaser’s payment of such prospect fee, if the failure to drill is for reasons other than circumstances beyond its control, and provided further that Seller shall not be obligated to refund any prospect fee, or unexpended lease money, or to deliver any assignment of leases to Purchaser if Purchaser fails or refuses to participate in the drilling of the initial test well on any such prospect. Seller agrees to convene regular meetings of the working interest owners and provide information to the working interest owners in an attempt to reach consensus on the selection and ranking of prospects.

2.
Pay to Seller fifty-eight point seventy-five percent (58.75%) of the actual cost of the oil, gas and mineral leases to be acquired along with Purchaser’s share of the actual direct cost attributable to the oil and gas lease acquisition in the initial prospect area which incorporates, but is not limited to, lease bonus consideration, landmans’ fees, drafting fees, legal fees, survey fees, etc. Seller will invoice Purchaser as leases are acquired, which invoices shall be supported by appropriate documentation of such actual direct costs. If Purchaser makes the elections to continue in the program pursuant to paragraph 1, Purchaser shall pay 58.75% of the actual cost attributable to oil and gas lease acquisition in the relevant prospects identified in such elections, which are selected and designated as provided herein. The amounts due and payable hereunder will be due within thirty (30) days receipt of the invoice.

3.
Pay to Seller fifty-eight point seventy-five percent (58.75%) of the before casing point costs attributable to the drilling of the Initial Test Well to casing point (as hereinafter defined). Before casing point (or “Dryhole”) costs are more particularly described in column 173 of the A.F.E. attached as Exhibit “C”. This amount must be received within ten (10) days after notice has been given but not more than thirty (30) days prior to commencement of operations on the prospect for the Initial Test Well. All operations after casing point will be on a prorata working interest basis, as set out in Exhibit “A” to the Operating Agreement. Notwithstanding the foregoing, Seller shall not be required to perform hereunder nor shall Seller be liable for any cost or expense (except its 20% after casing point share) for so long as it is prevented or delayed from commencing or resuming normal operations that are the result from any Federal or state law or any order, rule or regulation of any governmental authority, any force majeure, including but not limited to, acts of God, inclement weather, floods, strikes, the scarcity or inability to obtain or to use equipment or material. Should such an event as referenced herein take place and, as a result thereof, Seller incurs any cost or expense related thereto, then the total cost of such an occurrence or event or will be borne pro-rata by Seller and Purchaser.

4.
The initial test well as it pertains to each prospect contemplated by this Agreement may be turnkeyed should the majority of working interest participants, inclusive of Seller’s interest, elect to do so.

5.	Pay to Seller forty-seven percent (47%) share of the actual costs of completing and equipping said well, if an election is made at Casing Point by Purchaser for a completion attempt.

6.
Casing point, as used herein, is defined as the point at which (a) a subsurface depth of 7,800-+ feet, or a depth sufficient to test the Wilcox Sand Formation as seen on the electric log in the Houston Natural Gas, E.L. Boldt, et al, #2 Well located in the J. T. Tinsley Survey, Abstract 455, in DeWitt County, Texas, at subsea (6935’) or its stratigraphic equivalent, which ever is the lesser depth (which depth is hereinafter called the “Objective Depth”) has been reached; and (b) first open hole electric log has been completed so as to enable the Purchaser to evaluate the likelihood of a successful completion in the test well’s probable producing zone.

7.
Seller agrees, upon request of Purchaser, to establish a separate, interest-bearing account, designated by the well name, and not commingled with Seller’s own funds, to hold the monies advanced by Purchaser and other working interest owners for dry-hole and/or completion costs, and to use such funds only for purposes authorized under this Agreement.

IV.

Seller hereby agrees to assign to Purchaser an undivided forty-seven percent (47%) of 8/8th working interest in and of Said Leases upon execution of this Agreement and payment of Purchaser’s share of the geologic prospect fee and leasehold acquisition costs from the initial prospect. The assignment shall be in the form attached hereto as Exhibit “E,” and shall be without warranty, express or implied, except as to claims arising by, through or under Seller. If Purchaser elects to continue in the program as provided in Article III, paragraph 1 above, subsequent assignments shall be made to Purchaser as additional leases are acquired, and the costs thereof are invoiced to and paid by Purchaser.

Seller shall provide for Purchaser’s review upon written request prior to the spudding of the Initial Test Well (or any well completed by this Agreement), copies of the drillsite title information, oil and gas leases, easements, surface use agreements and any other documents or agreements relative to the title to the Slick Bend Prospect(s) which are within the possession or control of Seller.

Should Seller, after the date of this Agreement, obtain contractual rights to seismic data pertaining to the Prospect Area, Seller agrees to provide Purchaser, its representatives, heirs and assigns, with access to and the right to review such data. However, the costs attributable to the acquisition of such seismic data will be borne by Purchaser as to forty-seven percent (47%) of the actual costs associated with such acquisition. It should be understood that, in the event Purchaser does not become party to the associated licensing agreement pertaining to such acquisition, Purchaser cannot retain or possess the seismic tapes or original data. Seller agrees to afford Purchaser the opportunity to become such licensee, if Purchaser so desires.

V.

Seller and Purchaser agree to the following terms for the drilling of the Initial Test Well to test each individual Prospect contemplated by this Agreement:

1.
Seller has agreed, and does hereby agree, to the drilling of the Initial Test Well to test the initial prospect contemplated by this Agreement as to Purchaser’s interest at an approximate location mutually agreeable to the majority working interest participation, inclusive of Seller’s interest. A surveyed drillsite location will be provided once the survey is in the possession of Seller. If Purchaser elects to continue in the program pursuant to Article III, paragraph 1, as each subsequent prospect is presented to Purchaser, Purchaser shall make its election whether or not to participate in the drilling of an initial test well thereon, and if it does not so elect, Purchaser shall forfeit all right, title and interest in all oil and gas lease(s) covering that specific prospect and shall have no right to participate in the drilling or development of such prospect; provided that Purchaser must elect to participate in the drilling of an initial test well on the second prospect area in order to be entitled to continue to participate in the drilling of subsequent test wells in the AMI; and provided further that Purchaser’s failure to participate in an initial test well after participating in the initial test well for the second prospect area shall not affect its right to participate in initial test wells on subsequent prospects. If Purchaser elects to participate, and pays its agreed share of the costs associated therewith, Seller shall commence or cause to be commenced the drilling of said well(s), and continue thereafter with due diligence and in a good and workmanlike manner to drill same of the Objective Depth; but shall not be obligated to do so if in Seller’s opinion, there is insufficient working interest participation, or for any other reason, provided that Seller shall refund to Purchaser any dry-hole costs theretofore paid by Purchaser, and shall assign to Purchaser its undivided forty-seven percent (47%) interest in all leases in such prospect area in which Purchaser has participated, and refund any lease money advanced by Purchaser and not expended. In such event Purchaser, at its option, may withdraw from participating by giving Seller written notice, at which point this Agreement will terminate. Once the reimbursement of the drilling monies, assignment of leasehold interests and refund of any unexpended lease money referenced herein have taken place, this Agreement shall be deemed to be terminated as to such prospect area, and Seller and Purchaser shall have no further obligation, responsibility, or recourse to each other under this Agreement as to such area; provided that any Operating Agreement covering such prospect area shall remain in effect in accordance with its terms.

2.
The initial test well on each prospect or any substitute therefor, shall (if the Seller and Purchaser agree) be drilled and logged on a turnkey or day work basis at the sole cost, risk and expense of the Seller. If the parties do not agree to conduct the operations on a turnkey basis, Seller shall conduct such operations on an actual cost basis and Purchaser shall be responsible for its 58.75% share thereof. Operator firmly agrees, in its operations, to abide by and fully comply with all State and Federal laws and regulations, together will all rules and regulations of any governmental agency having jurisdiction of the area or field in which such operations are performed.

3.
In connection with the drilling of each test well in which it participates, Purchaser shall have full and complete access to the location, derrick floor, drillers’ logs, electrical logs, cores and any and all information gained by the drilling of such test wells, and shall receive sufficient notice twenty four (24) hours prior to any testing, logging, or coring in order to have a representative present during each such operations and such notice, together with any progress drilling reports to be given to Purchaser or such representative as Purchaser may from time to time designate, at the above address or at such location or address as Purchaser may hereafter furnish.

4.
Seller will be relieved of its turnkey obligations (if turnkey operations are conducted) as specified herein upon successful acquisition of the first open hole electric log from surface through the Objective Depth.

5.
All operations on any well on any prospect after the Initial Test Well on that prospect shall be conducted on a non-promoted basis, Purchaser paying only its forty seven percent (47%) share of the actual costs thereof, unless Purchaser and Seller agree to conduct such operations on a turnkey or other basis.

VI.

The liabilities of the parties hereto shall be several and not joint, and each party shall be responsible only for its proportionate share of the costs and liabilities incurred. It is not the purpose or intention of the parties hereto to create any partnership, tax partnership, joint venture, mining partnership, association, agency or any such relationship among the parties, whereby one party is held liable for the acts or omissions of the other party, and neither this Participation Agreement, the Joint Operating Agreement (Exhibit “D” attached) nor the operations conducted hereunder shall be construed or considered as creating any such relationship.

VII.

Seller will maintain insurance more particularly described in Exhibit “D” to the Joint Operating Agreement, Purchaser shall bear its proportionate share of the costs of such insurance (inclusive of deductibles if it is necessary to utilize said insurance). With the exception of minimum limits set by state and federal regulators, Purchaser may elect not to be covered by and of Seller’s insurance coverage provided for in the joint account by providing Operator with written notice and certificate of insurance, wherein Purchaser grants Operator/Seller with a waiver of subrogation, and is added as an additional insured to Purchaser’s policy(s).

VIII.

This letter agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

IX.

The Seller makes no representations or warranties, expressed or implied, as to the quality, accuracy, completeness or materiality of any information pertaining to the prospect or associated well information disclosed to Purchaser in determining his/its decision on whether or not to participate in this prospect. The Purchaser expressly acknowledges the inherent risks associated with the acquisition, processing and interpretation of any geological, geophysical and engineering data, and that any reliance on or use of any such information provided or produced by Seller is at the sole risk of Purchaser. The Seller, its Affiliated Companies, their officers, directors and employees, shall have no liability whatsoever with respect to the use of or reliance upon any information received by the Purchaser from Seller pertaining to the lands more particularly described in Exhibit “A” or “A-1” to the Joint Operating Agreement. The Parties agree that, to the extent required by the applicable law to be operative, the disclaimers of certain warranties contained in this Participation Agreement and associated Joint Operating Agreement are “conspicuous” disclaimers for the purposes of any applicable law, rule or order. All information provided or produced by Seller is presented by the Seller to the Purchaser without representations, recourse, covenant, or warranty of any kind, and the Seller, does hereby expressly disclaims all representations and warranties of any kind including without limitation warranties of title, whether express, implied, or statutory. WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, SELLER EXPRESSLY DISCLAIMS AND NEGATES (A) ANY IMPLIED OR EXPRESS WARRANTY OF THE MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS OF A PARTICULAR PURPOSE AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

X.

If any provision of this letter agreement shall be held illegal or invalid, this Participation Agreement shall be construed and enforced as if such illegal or invalid provision had not been contained herein.

XI.

The provisions hereof constitute the complete agreement of the parties hereto with respect to the subject matter hereof and supersede and extinguishes all previous agreements, whether written or oral, with respect to the lands described herein.

XII.

This Participation Agreement is made and entered into in Texas, is performable in Nueces County, Texas, and is governed by the laws of the State of Texas. The exclusive venue of any action arising hereunder is in Nueces County, Texas.

XIII.

This agreement is made subject to all valid, applicable Federal State and local laws, rules, orders and regulations of any duly constituted Federal State or local regulatory body of authority having jurisdiction thereof, and all development and other operations hereunder shall be in conformity therewith.

XIV.

The provisions hereof shall inure to the benefit of and are binding upon the parties hereto, their respective heirs, successors and assigns.

If the terms and conditions of this Participation Agreement are satisfactory and set forth your understanding of our agreement, please so indicate by executing and returning the enclosed original of this Participation Agreement. If there is a conflict in the language between this Agreement and the Joint Operating Agreement, this Agreement shall prevail.

Yours Very Truly,

SOUTHERN RESOURCE COMPANY,
A Texas corporation

By:	/s/ James E. Thaxton
James E. Thaxton President

ACCEPTED AND AGREED to this the 28th day of November, 2005.

FALCON NATURAL GAS CORP.

By:	/s/ Fred Zaziski
Fred Zaziski, President Tax ID #: 98-0403897

EXHIBIT “A”

ATTACHED HERETO AND MADE A PART OF THAT CERTAIN PARTICIPATION AGREEMENT DATED SEPTEMBER 1, 2005, BY AND BETWEEN SOUTHERN RESOURCE COMPANY, A TEXAS CORPORATION, and FALCON NATURAL GAS CORP..

1.	Lands Subject to this agreement:

All Oil, Gas and Mineral Leases and associated documents outlined more particularly in Exhibit “A-1” attached hereto and made a part of this Participation Agreement (said exhibit shows no Leases at the present time because none have yet been acquire, and said exhibit shall be amended as Said Leases are acquired)

2.	Restrictions, if any, as to Depth or Formations:

None other than those specified in the Oil & Gas Leases attached hereto as Exhibit “A-1”.

3.	Percentages and Address of the Parties to this Agreement:

Southern Resource Company, et al P. O. Box 6483 Corpus Christi, TX 78406 53% Working Interest	Falcon Natural Gas Corp. West Chase Center 2500 City West Blvd, #300 Houston, TX 77042 47% Working Interest

4.	Oil and Gas Leases Subject to this Agreement:

The leases subject to this Agreement are outlined in RED on Exhibit “B.” The Area of Mutual Interest (“AMI”) is outlined in yellow on Exhibit “B” attached hereto and made a part hereof.

/s/ James E. Thaxton	/s/ Fred Zaziski
James E. Thaxton, President	Fred Zaziski, President

SOUTHERN RESOURCE COMPANY,	FALCON NATURAL GAS CORP.
A TEXAS CORPORATION

Nov 29 05 09:30a FNGC (713) 456 2581 p.1

EXHIBIT "A-1"

Oil and Gas Leases

In the event that the Leases herein assigned cover less than a full and undivided fee mineral estate, then the above described leasehold working interest and net revenue interests shall be proportionally reduced.

TO BE ADDED/AMENDED

SRC/SlickBend/JOA/FAlcon/ExhA-1-9-1-05

Nov 29 05 09:32a FNGC (713) 456 2581 p.1

AUTHORITY FOR EXPENDITURE - COST ESTIMATE

EXHIBIT "C" TO THE PARTICIPATION AGREEMENT

AFE NAME SLICK BEND PROSPECT(S)

AFE DESCRIPTION Initial Test Well - 8,000'±

LOCATION: SECTION ________ **TOWNSHIP** _____ **RANGE** _____ **FIELD**

PARISH/COUNTY DEWITT **STATE** TEXAS

* Estimated-Prices good for 30 days from below date.
** Estimated-Prices good for 30 days from below date.

	DRILLING - INTANGIBLE COSTS	DRYHOLE (1) COSTS (173)*	COMPLETION (2) COSTS (174-5)**	TOTAL
001	Roads, Locations, Survey Damages & Cleanup	$ 50,000.00	$ 14,000.00	$
002	Contractors Moving Expenses, Rig-Up, Tear-Down		$ 20,000.00	
003	Contractors Footage or **Turnkey Water Base Mud**	$ 450,000.00		
004	Contractors Day Work		$ 27,000.00	
005	Completion, Workover, Swabbing Units		$ 7,000.00	
006	Mud & Chemicals			
007	Cement and Cementing Services		$ 32,000.00	
008	Non-Salvage Equipment, Float, Shoe, Centralizers		$ 4,500.00	
009	Electric Logging (Open Hole)	$ 32,000.00	$ 9,000.00	
010	Coring, DST, Wireline FMT		$ 7,000.00	
011	Mud Logging	$ 10,000.00		
012	Directional Drilling & Surveys			
013	Fishing Tools and Services			
014	Water, Fuel & Bits on Day Work	$ 4,000.00	$ 6,000.00	
015	Equipment Rentals	$ 12,000.00	$ 5,000.00	
016	Trucking & Hauling	$ 5,000.00	$ 3,000.00	
017	Casing Crews, Tongs & Handling Tools		$ 12,000.00	
018	B.H.P., G.O.R., Potential Tests		$ 3,500.00	
019	Perforating, Cased Hole Logging, Elec. Line & Wireline		$ 9,500.00	
020	Acidizing, Fracturing, Stimulants & Inhibitors		$ 2,000.00	
021	Inspection, Testing, Misc. Labor & Materials, etc	$ 4,000.00	$ 2,000.00	
022	Supervision	$ 15,000.00	$ 4,000.00	
023	Operating Overhead & Insurance	$ 27,500.00	$ 4,000.00	
024	Dryhole & Bottom Hole Contribution			
025	Contingencies 5%	$ 30,475.00		
	TOTAL DRILLING-INTANGIBLE COSTS	$ 639,975.00 (171)	$ 171,500.00	

	DRILLING WELL EQUIPMENT	DRYHOLE (1)	COMPLETION (2)	TOTAL
026	Surface Casing - Turnkey			
027	Protection Casing			
028	Production Casing J-55 10.50# @ $6.44 per foot		$ 51,520.00	
029	Liner & Liner Hanger			
030	Rods & Pump & Braden Head	$ 4,000.00		
031	Tubing N - 80 - Seamless 2 3/8 @ $4.50 per foot		$ 36,000.00	
032	Subsurface Flow Equipment, Pups, Blast Jts., GLV, Packer		$ 29,000.00	
033	Christmas Tree & Well Head Equipment		$ 10,000.00	
	TOTAL DRILLING-WELL EQUIPMENT	$ 4,000.00	$ 126,520.00	
	TOTAL DRILLING COSTS	$ 643,975.00	$ 298,020.00	

	LEASE EQUIPMENT	DRYHOLE (1)	COMPLETION (2)	TOTAL
034	Tank Battery, Separator, Heater Treator, Dehydrator		$ 40,000.00	
035	Flow Line, Meter Run, R.O.W.-does not include tap fee/meter station		$ 40,000.00	
036	Permanent Improvements, Gates, Roads, Fences, etc.		$ 8,000.00	
037	Lease Equipment, Installation Costs		$ 12,000.00	
038	Artificial Lift, Pumping Unit, Gas Lift Compressor			
039	Supervision		$ 6,000.00	
	TOTAL DIRECT COST IF DRY HOLE (1)*		$ 106,000.00	
	ADDITIONAL COST FOR COMPLETION (2) **			
	TOTAL DIRECT COST FOR COMPLETED WELL (1)* & (2)**	$ 643,975.00	$ 404,020.00	

Prepared By SOUTHERN RESOURCE COMPANY **Date** October 26, 2005 **AFE No.** ____

Company or Individual FALCON NATURAL GAS COMPANY **Working Interest** 47%

Dry Hole Cost $ ______
Completion Cost $ ______
Total Well Cost $ ______

Approved By [signature] **Date** 28 NOV 2005

Facsimile signatures may be relied upon by any party herto in lieu of an original signature for all purposes including enforcement of this AFE.

Keyed By **Date**

Nov 29 05 09:34a FNGC (713) 456 2581 p.4

EXHIBIT D

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between Southern Resource Company, a Texas Corporation, and Falcon Natural Gas Company, hereinafter designated and referred to as "Operator", and the signatory party or parties other than Operator, sometimes hereinafter referred to individually herein as "Non-Operator", and collectively as "Non-Operators".

WITNESSETH:

WHEREAS, the parties to this agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Exhibit "A", and the parties hereto have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.
DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term "oil and gas" shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

B. The terms "oil and gas lease", "lease" and "leasehold" shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

C. The term "oil and gas interests" shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this agreement.

D. The term "Contract Area" shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this agreement. Such lands, oil and gas leasehold interests and oil and gas interests are described in Exhibit "A".

E. The term "drilling unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as established by the pattern of drilling in the vicinity of Contract Area or as fixed by express agreement of the Drilling Parties.

F. The term "drillsite" shall mean the oil and gas lease or interest on which a proposed well is to be located.

G. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

H. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

ARTICLE II.
EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

- [x] A. *Exhibit "A", shall include the following information:*
  - (1) Identification of lands subject to this agreement,
  - (2) *Restrictions, if any, as to depths, formations, or substances,*
  - (3) Percentages or fractional interests of parties to this agreement,
  - (4) *Oil and gas leases and/or oil and gas interests subject to this agreement,*
  - (5) Addresses of parties for notice purposes.
- [x] B. Exhibit "B", ~~Form of Lease~~ Acreage Plat.
- [x] C. Exhibit "C", Accounting Procedure.
- [x] D. *Exhibit "D", Insurance.*
- [x] E. Exhibit "E", Gas Balancing Agreement.
- [ ] F. *Exhibit "F", Non-Discrimination and Certification of Non-Segregated Facilities.*
- [ ] G. Exhibit "G", Tax Partnership.

If any provision of any exhibit, except Exhibits "E" and "G", is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail., unless expressly stated otherwise in an Exhibit.

- 1 -

Nov 29 05 09:35a FNGC (713) 456 2581 p.5

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE III.
INTERESTS OF PARTIES

A. Oil and Gas Interests:

If any party owns an oil and gas interest in the Contract Area, that interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of oil and gas lease attached hereto as Exhibit "B", and the owner thereof shall be deemed to own both the royalty interest reserved in such lease and the interest of the lessee thereunder.

B. Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A". In the same manner, the parties shall also own all production of oil and gas from the Contract Area and unless and until otherwise agreed to in writing, Operator may, for the benefit for the joint account, render, and make timely payment, if and when due, of all royalties or other payments out of production due lessors or others as listed on Exhibit "A" under the terms of the leases or other agreements affecting or comprising the Contract Area. Each party shall bear and be responsible for its proportionate part of such payments made by Operator. It is agreed, however, that any party who exercises its right to take production in kind under Article VI. C. hereof shall pay or deliver or cause to be paid or delivered all royalties, overriding royalties, or other payments due on its share of production so taken, and shall hold the other parties free from any liability therefor.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby.

C. Excess Royalties, Overriding Royalties and Other Payments:

Unless changed by other provisions, if the interest of any party in any lease covered hereby is subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in Article III.B., such party so burdened shall assume and alone bear all such excess obligations and shall indemnify and hold the other parties hereto harmless from any and all claims and demands for payment asserted by owners of such excess burden.

D. Subsequently Created Interests:

If any party should hereafter create an overriding royalty, production payment or other burden payable out of production attributable to its working interest hereunder, or if such a burden existed prior to this agreement and is not set forth in Exhibit "A", or was not disclosed in writing to all other parties prior to the execution of this agreement by all parties, or is not a jointly acknowledged and accepted obligation of all parties (any such interest being hereinafter referred to as "subsequently created interest" irrespective of the timing of its creation and the party out of whose working interest the subsequently created interest is derived being hereinafter referred to as "burdened party"), and:

1. If the burdened party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said subsequently created interest and the burdened party shall indemnify and save said other party, or parties, harmless from any and all claims and demands for payment asserted by owners of the subsequently created interest; and,

2. If the burdened party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party.

ARTICLE IV.
TITLES

A. Title Examination:

Title examination shall be made on the drillsite of any proposed well prior to commencement of drilling operations or, if the Drilling Parties so request, title examination shall be made on the leases and/or oil and gas interests included, or planned to be included, in the drilling unit around such well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable leases. At the time a well is proposed, each party contributing leases and/or oil and gas interests to the drillsite, or to be included in such drilling unit, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each party hereto. The cost incurred by Operator in this title program shall be borne as follows:

☐ Option No. 1: Costs incurred by Operator in procuring abstracts and title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be a part of the administrative overhead as provided in Exhibit "C," and shall not be a direct charge, whether performed by Operator's staff attorneys or by outside attorneys.

-2-

Nov 29 05 09:35a FNGC (713) 456 2581 p.6

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE IV
continued

XX Option No. 2: Costs incurred by Operator in procuring abstracts and fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A". Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with leases or oil and gas interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders. This shall not prevent any party from appearing on its own behalf at any such hearing.

No well shall be drilled on the Contract Area until after (1) the title to the drillsite or drilling unit has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the parties who are to participate in the drilling of the well.

B. Loss of Title:

1. Failure of Title: Should any oil and gas interest or lease, or interest therein, be lost through failure of title, which loss results in a reduction of interest from that shown on Exhibit "A", the party contributing the affected lease or interest shall have ninety (90) days from final determination of title failure to acquire a new lease or other instrument curing the entirety of the title failure, which acquisition will not be subject to Article VIII.B., and failing to do so, this agreement, nevertheless, shall continue in force as to all remaining oil and gas leases and interests; and,

(a) The party whose oil and gas lease or interest is affected by the title failure shall bear alone the entire loss and it shall not be entitled to recover from Operator or the other parties any development or operating costs which it may have theretofore paid or incurred, but there shall be no additional liability on its part to the other parties hereto by reason of such title failure;

(b) There shall be no retroactive adjustment of expenses incurred or revenues received from the operation of the interest which has been lost, but the interests of the parties shall be revised on an acreage basis, as of the time it is determined finally that title failure has occurred, so that the interest of the party whose lease or interest is affected by the title failure will thereafter be reduced in the Contract Area by the amount of the interest lost;

(c) If the proportionate interest of the other parties hereto in any producing well theretofore drilled on the Contract Area is increased by reason of the title failure, the party whose title has failed shall receive the proceeds attributable to the increase in such interest (less costs and burdens attributable thereto) until it has been reimbursed for unrecovered costs paid by it in connection with such well;

(d) Should any person not a party to this agreement, who is determined to be the owner of any interest in the title which has failed, pay in any manner any part of the cost of operation, development, or equipment, such amount shall be paid to the party or parties who bore the costs which are so refunded;

(e) Any liability to account to a third party for prior production of oil and gas which arises by reason of title failure shall be borne by the party or parties whose title failed in the same proportions in which they shared in such prior production; and,

(f) No charge shall be made to the joint account for legal expenses, fees or salaries, in connection with the defense of the interest claimed by any party hereto, it being the intention of the parties hereto that each shall defend title to its interest and bear all expenses in connection therewith.

2. Loss by Non-Payment or Erroneous Payment of Amount Due: If, through mistake or oversight, any rental, shut-in well payment, minimum royalty or royalty payment, is not paid or is erroneously paid, and as a result a lease or interest therein terminates, there shall be no monetary liability against the party who failed to make such payment. Unless the party who failed to make the required payment secures a new lease covering the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties shall be revised on an acreage basis, effective as of the date of termination of the lease involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the lease or interest which has terminated. In the event the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of oil and gas attributable to the lost interest, calculated on an acreage basis, for the development and operating costs theretofore paid on account of such interest, it shall be reimbursed for unrecovered actual costs theretofore paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to effect reimbursement:

(a) Proceeds of oil and gas, less operating expenses, theretofore accrued to the credit of the lost interest, on an acreage basis, up to the amount of unrecovered costs;

(b) Proceeds, less operating expenses, thereafter accrued attributable to the lost interest on an acreage basis, of that portion of oil and gas thereafter produced and marketed (excluding production from any wells thereafter drilled) which, in the absence of such lease termination, would be attributable to the lost interest on an acreage basis, up to the amount of unrecovered costs, the proceeds of said portion of the oil and gas to be contributed by the other parties in proportion to their respective interests; and,

(c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the interest lost, for the privilege of participating in the Contract Area or becoming a party to this agreement.

3. Other Losses: All losses of title incurred, other than those set forth in Articles IV.B.1. and IV.B.2. above, shall be joint losses and shall be borne by all parties in proportion to their interests. There shall be no readjustment of interests in the remaining portion of the Contract Area.

Use of this ... is prohibited except when ... by the American Association of Petroleum Landmen

- 3 -

Nov 29 05 09:36a FNGC (713) 456 2581 p.7

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE V.
OPERATOR

A. Designation and Responsibilities of Operator:

Southern Resource Company, a Texas Corporation shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed without cause ~~if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership~~, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" ~~remaining after excluding the voting interest of Operator~~. Such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: Upon the resignation or removal of Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed. The successor Operator shall succeed to all existing rights of the prior Operator.

C. Employees:

The number of employees used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees shall be the employees of Operator.

D. Drilling Contracts:

All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates of Operator shall be performed or supplied at competitive rates and in accordance with customs and standards prevailing in the industry. Operator shall notify Non-Operators in advance of the use of any such affiliates.

ARTICLE VI.
DRILLING AND DEVELOPMENT

~~A. Initial Well:~~ See Participation Agreement.

~~On or before the ______ day of ______________, 19___, Operator shall commence the drilling of a well for oil and gas at the following location:~~

~~and shall thereafter continue the drilling of the well with due diligence to~~

~~unless granite or other practically impenetrable substance or condition in the hole, which renders further drilling impractical, is encountered at a lesser depth, or unless all parties agree to complete or abandon the well at a lesser depth.~~

~~Operator shall make reasonable tests of all formations encountered during drilling which give indication of containing oil and gas in quantities sufficient to test, unless this agreement shall be limited in its application to a specific formation or formations, in which event Operator shall be required to test only the formation or formations to which this agreement may apply.~~

Use of this identifying mark is prohibited except when authorized in writing by the American Association of Petroleum Landmen

- 4 -

Nov 29 05 09:37a FNGC (713) 456 2581 p.8

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI
continued

~~If, in Operator's judgment, the well will not produce oil or gas in paying quantities and it wishes to plug and abandon the well as a dry hole, the provisions of Article VI.E.1. shall thereafter apply.~~

B. Subsequent Operations:

1. Proposed Operations: Should any party hereto desire to drill any well on the Contract Area other than the well provided for in Article VI.A., or to rework, sidetrack, deepen or plug back a dry hole drilled on the Contract Area at the joint expense of all parties or a well jointly owned by all the parties and not then producing in paying quantities, the party desiring to drill, rework, sidetrack, deepen or plug back such a well shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the party wishing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to rework, sidetrack, plug back or drill deeper may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing.

If all parties elect to participate in such a proposed operation, Operator shall, within ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all parties hereto; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. Notwithstanding the force majeure provisions of Article XI, if the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance with the provisions hereof as if no prior proposal had been made.

2. Operations by Less than All Parties: If any party receiving such notice as provided in Article VI.B.1. or VII.D.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, within ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (b) designate one (1) of the Consenting Parties as Operator to perform such work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of such notice, shall advise the proposing party of its desire to (a) limit participation to such party's interest as shown on Exhibit "A" or (b) carry its proportionate part of Non-Consenting Parties' interests, and failure to advise the proposing party shall be deemed an election under (a). In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total of forty-eight (48) hours (inclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all parties of such decision.

The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense. If any well drilled, reworked, sidetracked, deepened or plugged back under the provisions of this Article results in a producer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk,

Use of this trademark is prohibited except where authorized in writing by the American Association of Petroleum Landmen

- 5 -

Nov 29 05 09:38a FNGC (713) 456 2581 p.9

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI
continued

and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, reworking, deepening or plugging back of any such well by Consenting Parties in accordance with the provisions of this Article, and, in the case of a drilling proposal, provided with well is actually drilled to at least the objective stated in the notice proposing the well or is terminated short of the objective by reason of circumstances not necessarily foreseeable at the time the proposal is made, each non-consenting party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interest, all of such non-consenting party's interest in the well and share of production therefrom until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold, (after deducting production taxes, excise taxes, royalty, overriding royalty, applicable ad valorem, production taxes, severance taxes, excise and gathering taxes and other interests not excepted by Article III. D. payable out of or measured by the production from such well accruing with respect to such interest until it reverts) shall equal the total of the following:

(a) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

(b) 500 % of that portion of the costs and expenses of drilling, reworking, deepening, plugging back, testing and completing, after deducting any cash contributions received under Article VIII.C., and 500 % of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

An election not to participate in the drilling/ sidetracking or the deepening of a well shall be deemed an election not to participate in any reworking or plugging back operation proposed in such a well, or portion thereof, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment account. Any such reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties one hundred percent (100%) of that portion of the costs of the reworking or plugging back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a reworking or plugging back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all production/ ad valorem severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.D.

In the case of any reworking/ sidetracking, completing, plugging back or deeper drilling operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such reworking/ sidetracking, completing, plugging back or deeper drilling, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling/ reworking, sidetracking deepening, plugging back, testing, completing, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of oil and gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of oil and gas produced during any month, Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

Use of this [illegible] is prohibited except when authorized in writing by the American Association of Petroleum Landmen

-6-

Nov 29 05 09:39a FNGC (713) 456 2581 p.10

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI
continued

If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production all parties to this agreement therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, sidetracking, completing, reworking, deepening or plugging back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and the Accounting Procedure attached hereto.

Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such source of supply.

The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A. except (a) as to Article VII.D.1. (Option No. 2), if selected, or (b) as to the reworking, completing deepening and plugging back of such initial well after it has been drilled to the depth specified in Article VI.A. if it shall thereafter prove to be a dry hole or, if initially completed for production, ceases to produce in paying quantities.

3. Stand-By Time: When a well which has been drilled or deepened has reached its authorized depth and all tests have been completed, and the results thereof furnished to the parties, stand-by costs incurred pending response to a party's notice proposing a reworking, deepening, plugging back or completing operation in such a well shall be charged and borne as part of the drilling or deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2, shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

4. Sidetracking: Except as hereinafter provided, those provisions of this agreement applicable to a "deepening" operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (herein called "sidetracking"), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, upon electing to participate, tender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of that portion of the existing well bore to be utilized as follows:

(a) If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

(b) If the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well's salvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays; provided, however, any party may request and receive up to eight (8) additional days after expiration of the forty-eight (48) hours within which to respond by paying for all stand-by time incurred during such extended response period. If more than one party elects to take such additional time to respond to the notice, stand-by costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties. In all other instances the response period to a proposal for sidetracking shall be limited to thirty (30) days.

C. TAKING PRODUCTION IN KIND:

Each party shall take in kind or separately dispose of its proportionate share of all oil and gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating oil and gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be

-7-

Nov 29 05 09:40a FNGC (713) 456 2581 p.11

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI
continued

required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such oil or sell it to others at any time and from time to time, for the account of the non-taking party at the best price obtainable in the area for such production. Any such purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

In the event one or more parties' separate disposition of its share of the gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total gas sales to be allocated to it, the balancing or accounting between the respective accounts of the parties shall be in accordance with any gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E", or is a separate agreement.

D. Access to Contract Area and Information:

Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator's books and records relating thereto. Operator, upon request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that requests the information.

E. Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well drilled or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who objects to plugging and abandoning such well shall have the right to take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VI.B.

2. Abandonment of Wells that have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the interval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an oil and gas interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the interval or intervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as oil and/or gas is produced from the interval or intervals of the formation or formations covered thereby, such lease to be on the form attached as Exhibit

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Nov 29 05 09:41a FNGC (713) 456 2581 p.12

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI
continued

"B". The assignments or leases so limited shall encompass the "drilling unit" upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portion of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the ~~interval or intervals~~ common source of supply then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the ~~producing interval(s)~~ common source of supply assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

See Article XV (Additional Definitions) for definition of common source of supply.

3. <u>Abandonment of Non-Consent Operations:</u> The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.

ARTICLE VII.
EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B. Liens and Payment Defaults:

Each Non-Operator grants to Operator a lien upon its oil and gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all equipment, to secure payment of its share of expense, together with interest thereon at the rate provided in Exhibit "C". To the extent that Operator has a security interest under the Uniform Commercial Code of the state, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any Non-Operator in the payment of its share of expense, Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such Non-Operator's share of oil and/or gas until the amount owed by such Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely upon Operator's written statement concerning the amount of any default. Operator grants a like lien and security interest to the Non-Operators to secure payment of Operator's proportionate share of expense.

~~If any party fails or is unable to pay its share of expense within sixty (60) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. Each party so paying its share of the unpaid amount shall, to obtain reimbursement thereof, be subrogated to the security rights described in the foregoing paragraph.~~

C. Payments and Accounting:

Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C". Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. Limitation of Expenditures:

1. <u>Drill or Deepen:</u> Without the consent of all parties, no well shall be drilled or deepened, except any well drilled or deepened pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling or deepening shall include:

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Nov 29 05 09:42a FNGC (713) 456 2581 p.13

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VII
continued

☐ Option No. 1: All necessary expenditures for the drilling or deepening, testing, completing and equipping of the well, including necessary tankage and/or surface facilities.

☒ Option No. 2: All necessary expenditures for the drilling or deepening and testing of the well. When such well has reached its authorized depth, and all tests have been completed, and the results thereof (including all logs) furnished to the parties, Operator shall give immediate notice to the Non-Operators who have the right to participate in the completion costs. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect to participate in the setting of casing and the completion attempt. Such election, when made, shall include consent to all necessary expenditures for the completing and equipping of such well, including necessary tankage and/or surface facilities. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the completion attempt. If one or more, but less than all of the parties, elect to set pipe and to attempt a completion, the provisions of Article VI.B.2. hereof (the phrase "reworking, sidetracking deepening or plugging back" as contained in Article VI.B.2. shall be deemed to include "completing") shall apply to the operations thereafter conducted by less than all parties.

2. Rework or Plug Back: Without the consent of all parties, no well shall be reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting such operations and completing and equipping of said well, including necessary tankage and/or surface facilities, but excluding the costs of construction and installation of fixed assets and other major construction as defined in Exhibit "C".

3. Other Operations: Without the consent of all parties, Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of ten thousand and no/100------------ Dollars ($10,000.00) except in connection with a well, the drilling, reworking, sidetracking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an authority for expenditure (AFE) for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of ten thousand and no/100-------------- Dollars ($10,000.00) but less than the amount first set forth above in this paragraph.

E. Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operator of the anticipated completion of a shut-in gas well, or the shutting in or return to production of a producing gas well, at least five (5) days (excluding Saturday, Sunday and legal holidays), or at the earliest opportunity permitted by circumstances, prior to taking such action, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operator, the loss of any lease contributed hereto by Non-Operator for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on leases and oil and gas interests contributed by such Non-Operator. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such leasehold estate, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C".

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C".

Operator may pay, on behalf of all parties, ~~Each party shall pay~~ or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of oil and/or gas produced under the terms of this agreement.

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Nov 29 05 09:43a FNGC (713) 456 2581 p.14

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VII
continued

G. Insurance:

At all times while operations are conducted hereunder, Operator shall comply with the workmen's compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C". Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D", attached to and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen's compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile public liability insurance is specified in said Exhibit "D", or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

ARTICLE VIII.
ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. Surrender of Leases:

The leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any lease or in any portion thereof, and the other parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an oil and gas interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such oil and gas interest for a term of one (1) year and so long thereafter as oil and/or gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit "B". Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any wells and equipment attributable to the assigned or leased acreage. The value of all material shall be determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement, but shall be deemed subject to a separate Operating Agreement in the form of this agreement, modified to reflect the proper owners and percentage of ownership.

B. Renewal or Extension of Leases:

If any party secures a renewal of any oil and gas lease subject to this agreement, all other parties shall be notified promptly, and shall have the right for a period of thirty (30) days following receipt of such notice in which to elect to participate in the ownership of the renewal lease, insofar as such lease affects lands within the Contract Area, by paying to the party who acquired it their several proper proportionate shares of the acquisition cost allocated to that part of such lease within the Contract Area, which shall be in proportion to the *interests held at that time by the parties in the Contract Area.*

If some, but less than all, of the parties elect to participate in the purchase of a renewal lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal lease. Any renewal lease in which less than all parties elect to participate shall not be subject to this agreement, but shall be deemed subject to a separate Operating Agreement in the form of this Agreement.

Each party who participates in the purchase of a renewal lease shall be given an assignment of its proportionate interest therein *by the acquiring party.*

The provisions of this Article shall apply to renewal leases whether they are for the entire interest covered by the expiring lease or cover only a portion of its area or an interest therein. Any renewal lease taken before the expiration of its predecessor lease, or taken or contracted for within six (6) months after the expiration of the existing lease shall be subject to this provision; but any lease taken or contracted for more than six (6) months after the expiration of an existing lease shall not be deemed a renewal lease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions of oil and gas leases.

C. Acreage or Cash Contributions:

While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions

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Nov 29 05 09:44a FNGC (713) 456 2581 p.15

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VIII
continued

said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of a well drilled inside the Contract Area.

If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D. Maintenance of Uniform Interest:

~~For the purpose of maintaining uniformity of ownership in the oil and gas leasehold interests covered by this agreement, no party shall sell, encumber, transfer or make other disposition of its interest in the leases embraced within the Contract Area and in wells, equipment and production unless such disposition covers either:~~

~~1. the entire interest of the party in all leases and equipment and production; or~~

~~2. an equal undivided interest in all leases, equipment and production in the Contract Area.~~

Every such sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the oil and gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F. ~~Preferential Right to Purchase~~ Notice of Sale:

Should any party ~~desires to~~ sell all or any part of its interests under this agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the ~~other parties~~ Operator and Non-operator alike~~, with full information concerning its proposed sale~~, which shall include the name and address of the prospective purchaser ~~(who must be ready, willing and able to purchase), the purchase price, and all other terms of the offer. The other parties shall then have an optional prior right, for a period of ten (10) days after receipt of the notice, to purchase on the same terms and conditions the interest which the other party proposes to sell; and, if this optional right is exercised, the purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to dispose of its interests by merger, reorganization, consolidation, or sale of all or substantially all of its assets to a subsidiary or parent company or to a subsidiary of a parent company, or to any company in which any one party owns a majority of the stock.~~

ARTICLE IX.
INTERNAL REVENUE CODE ELECTION

This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this agreement and operations hereunder shall not constitute a partnership, if, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1954, as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1954, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

Use of this form or any part thereof is prohibited except when authorized in writing by the American Association of Petroleum Landmen

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Nov 29 05 09:45a FNGC (713) 456 2581 p.16

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE X.
CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Ten Thousand and No/100--Dollars ($10,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

ARTICLE XI.
FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

The term "force majeure", as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

ARTICLE XII.
NOTICES

All notices authorized or required between the parties and required by any of the provisions of this agreement, unless otherwise specifically provided, shall be given in writing by mail or telegram, postage or charges prepaid, or by telex or telecopier and addressed to the parties to whom the notice is given at the addresses listed on Exhibit "A". The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the telegraph company, with postage or charges prepaid, or sent by telex or telecopier. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.

ARTICLE XIII.
TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the oil and gas leases and/or oil and gas interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any lease or oil and gas interest contributed by any other party beyond the term of this agreement.

XX Option No. 1: So long as any of the oil and gas leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

~~( ) Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in production of oil and/or gas in paying quantities, this agreement shall continue in force so long as any such well or wells produce, or are capable of production, and for an additional period of ______ days from cessation of all production; provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, reworking, deepening, plugging back, testing or attempting to complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is producing, or capable of producing oil and/or gas from the Contract Area, this agreement shall terminate unless drilling, deepening, plugging back or reworking operations are commenced within ______ days from the date of abandonment of said well.~~

It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability, expense or other obligation which has accrued or attached prior to the date of such termination.

Use of this document ... is prohibited except when ... by the American Association of Petroleum Landmen

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Nov 29 05 09:46a FNGC (713) 456 2581 p.17

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE XIV.
COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

This agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B. Governing Law:

This agreement and all matters pertaining hereto, including, but not limited to, matters of performance, non-performance, breach, remedies, procedures, rights, duties and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of TEXAS shall govern.

C. Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

With respect to operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or predecessor or successor agencies to the extent such interpretation or application was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to such Non-Operator's share of production that Operator may be required to refund, rebate or pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

Non-Operators authorize Operator to prepare and submit such documents as may be required to be submitted to the purchaser of any crude oil sold hereunder or to any other person or entity pursuant to the requirements of the "Crude Oil Windfall Profit Tax Act of 1980", as same may be amended from time to time ("Act"), and any valid regulations or rules which may be issued by the Treasury Department from time to time pursuant to said Act. Each party hereto agrees to furnish any and all certifications or other information which is required to be furnished by said Act in a timely manner and in sufficient detail to permit compliance with said Act.

ARTICLE XV.
OTHER PROVISIONS

Use of this [illegible] is prohibited except when authorized in writing by the American Association of Petroleum Landmen

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ARTICLE XV.
OTHER PROVISIONS

A. It is agreed that without the mutual consent of the majority in interest of the parties hereto no re-working or other operations shall be conducted under the provisions of Article VI hereof so long as any completion is producing in paying quantities, (which is determined by Operator) in the well with respect to which such proposal is made.

B. Where a well has been authorized under the terms of this agreement by all parties (or by one or more, but less than all parties under Article VI B.2.) and has been drilled to the objective depth or the objective formation, whichever is the lesser, and the parties participating in the well can not agree upon the sequence and timing of further operations regarding such well, the following elections shall control in the order enumerated below:

1. An election to do additional logging, coring or testing;

2. An election to attempt to complete the well at either the objective depth or objective formation;

3. An election to plug back and attempt to complete said well;

4. An election to sidetrack the well; and

5. An election to deepen said well.

However if at any time said participating parties are considering the above elections, the hole is in such a condition that in the opinion of a majority in interest of the parties hereto, a reasonable prudent Operator would not conduct the operations contemplated by the particular election involved for fear of placing the hole in jeopardy or losing the same prior to completing the well in the Objective Depth or objective formation, such election shall not be given the priority hereinabove set forth. In such event, the operations which, in the opinion of a majority in interest of the parties is less likely to jeopardize the well, will be conducted. It is further understood that if some, but not all parties, elect to participate in the additional logging, coring or testing, they may do so and the party or parties not participating in such operations shall not be entitled to the logs, cores or the results of the tests but shall suffer no other penalty.

C. The work "holidays" when used herein is defined as a legal holiday observed by National banking Associations in Houston, Texas.

D. Notwithstanding the other provisions hereof and particularly Article VI, if the proposed well is an obligation well, a party not participating in drilling the well shall assign to the parties participating in the well, the interest in the leases or portion thereof which would be lost or not earned if the well was not drilled. Such assignment shall be due upon commencement of Operations for such well and shall be free and clear of any overriding royalties, production payments, mortgages, liens or other encumbrances placed thereon by or resulting from the Assignor's ownership and operations subsequent to the date of this Agreement but otherwise without warranty of title either expressed or implied. An "obligation well" is defined as a well which must be drilled to earn or maintain a lease or portion thereof. A well proposed within the last six (6) months of the primary term of a lease (whether as a unit well or lease well) shall constitute an "obligation well".

The initial test well will be for the purposes of this paragraph constitute an "obligation well".

Notwithstanding the other provisions hereof and particularly Article VI, a party not participating in the drilling or original completion of any well, shall forfeit to the parties participating in such drilling or completion of such well all of the non-participating party's right, title and interest in and to the leases, and such subsequently acquired leases or interest therein, insofar as said leases included in either an oil or gas unit designated by the participating party(s)

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for such well in the general form of a square with north-south, east-west boundary lines (taking into consideration, however, the particular tracts, leases and boundary lines relevant to reasonably form an oil or gas unit), provided the participating party actually conducts the proposed operations. The parties agree to execute, acknowledge and deliver all requisite conveyances, assignments and documents necessary or desirable to vest in the participating party the full record title in and to the said leases covering the designated oil or gas unit. Notwithstanding the foregoing, the non-participating party shall not be required to reassign any interest in acreage or depths held by a well in which said party participated in the drilling and completion

E. In addition to paragraph D above, except where specifically provided to the contrary herein, forfeiture of all interest to be affected shall occur to the participating party(s) if any non participating party(s); (1) elect not to pay a delay rental; (2) elect to abandon a lease, but only as to the lease(s) affected by such rental or abandonment.

F. If some, but not all, of the parties hereto elect to acquire an interest in a lease or a contract affecting a lease pursuant to the provisions of Article XV, Paragraph J., it is agreed that the lands covered by the contract rights and the lands covered thereby shall be deemed to be subject to an operating agreement identical to this agreement changed only to reflect the proper owners and percentages and, if the parties so desire, to designate a new Operator if the Operator under this agreement is not a co-owner. It is mutually agreed and understood that the Operators' percentage ownership is permitted to vote in each situation that may arise.

G. If during the drilling of any well being drilled hereunder, a bonafide dispute shall exist as to whether the proposed depth has been reached in such well (as for example whether a well has been drilled to a depth sufficient to test a particular sand or formation or if the well has reached the stratigraphic equivalent of a particular depth), the opinion of a majority in interest, inclusive of the Operator's interest, and not in numbers, of the owners shall control and be binding upon all parties. If the parties are equally divided, the opinion of the Operator will prevail.

H. Each Non-Operator(s) shall be responsible only for its proportionate share of expenses as set forth in Exhibit "A" to the Operating Agreement and any language providing any Non-Operator(s) party shall be responsible for any other party's delinquent indebtedness shall be deleted. Each Non-Operator(s) shall have the option, not the obligation, to acquire its prorata share of a working interest party's non-consent percentage provided, however, if a Non-Operator(s) elects not to acquire its pro data share, said interest shall revert solely to the Operator to dispose of at is descretion. However, where the Non-Operator(s) has defaulted as in paragraph N or J, then said interest will revert to the Operator to dispose of at its discretion.

I. All rental(s), shut-in well payments and minimum royalties which may be required under the terms of any lease may be administered and paid by Operator and charged to the Joint Account except where otherwise expressly provided to the contrary in this agreement. Operator is under no obligation to do so whatever. Further, the Operator can not be held negligent, liable, or responsible, in any way whatsoever, to the Non-Operator(s); should Operator fail to make the herein referenced payments, or through mistake or oversight, fail to maintain any other provision(s) of the Oil and Gas Lease(s) which is more particularly described in the Participation Agreement or this Joint Operating Agreement. Any party may request and shall be entitled to receive proper evidence of all such payments. Operator shall diligently attempt to make proper payment, but Operator shall have no liability to Non-Operator(s) and Non-Operator(s) shall have no recourse against Operator whatsoever if, through mistake or oversight, such payments are not paid or are erroneously paid.

Operator and Non-Operator(s) alike recognize the complexity of the Oil and Gas Lease(s) subject to the Participation Agreement or this Joint Operating Agreement. Operator will use reasonable efforts, including, but not limited to, seeking the advice of competent counsel, to maintain the express terms and provisions of the Oil and Gas Lease(s) which are part of this Agreement, however, should Operator fail to maintain the specific Lease provisions, either through mistake, interpretation or oversight, Operator cannot be held negligent, liable, or responsible in any way whatsoever to the Non–Operator(s). Any loss which may occur will be subject to Article IV. B. Paragraph 3.

Operator shall notify each Non-Operator(s) (but is under no obligation to do so) of its recommendation concerning the payment of delay rentals or shut-in royalties under any leases as

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they may fall due either in writing, by phone or facsimile at least thirty (30) day in advance of the day when such payment is due. Should Non-Operator(s) fail to respond, it shall be deemed an election by Non-Operator(s) to concur with Operator's recommendation. Operators shall diligently attempt to make proper payment, but Operator shall have no liability to Non-Operators and Non-Operator(s) shall have no recourse against Operator whatsoever if, through mistake or oversight, such payments are not paid or are erroneously paid.

J. The parties hereby establish the area as indicated on the plat attached hereto as Exhibit "B" as an Area of Mutual Interest ("AMI"). Unless sooner terminated by mutual agreement, the AMI shall remain in effect so long as this agreement continues in effect.

If any party hereto shall acquire any leasehold interest, or acquire the right to acquire such interest within the AMI, then the party acquiring such interest or right shall give written notice to all other parties hereto of the acquisition of such interest or the right to be acquired and the cost and other terms of such acquisition. Each of the parties receiving such notice shall then have thirty (30) days in which to notify the acquiring party whether it desires to participate in such acquisition by bearing its proportionate part of the cost thereof and/or participating in the requirements precedent to such acquisition, which shall be in proportion to the interest held at that time by the parties in the Contract Area. Provided, however, that if a well is drilling in the AMI, the notice of acquisition shall be given as promptly as possible and the notice of election shall be given within forty-eight (48) hours (not including Saturdays, Sundays and legal holidays). Failure to reply shall be construed and constitute an election not to share in the acquisition. Any acquisition acquired by all the parties to this agreement shall be subject to this agreement.

> "If any party elects not to take its proportionate share of such acquisition, then all the parties participating therein shall have the right, but not the obligation, to share such non-participating party's proportionate share in the proportions that their respective interest bears to the total interest of all parties who elect to participate. Unless otherwise agreed to by all participating parties, the acquired interest shall be subject to an Operating Agreement substantially in the same form as this agreement."

K. It is agreed by the parties hereto that when any well provided for in this Agreement is drilling or testing, no party shall propose the drilling of an additional well in the contract area unless the drilling of a well is necessary to perpetuate the lease or for some other reason it is mutually agreed by the majority in interest to this Agreement hereto that an additional well should be drilled prior to the completion of a well on the contract acreage.

L. Any party, at its option, may request its funds paid in accordance with the Agreement be placed in an escrow account, until it is necessary to pay third-party vendors, and Operator and Non-Operator(s) alike (as per their co-ownership in the contract area) shall bear the expense of setting up and administering such escrow account. All such funds will be due twenty (20) days prior to start of proposed operations, or all prepayments will be subject to default without recourse, if such funds are not paid to Operator as specified herein.

M. In the event of transfer, sale encumbrance or other disposition of interest within the Contract Area which creates the necessity of separate measurement of production, the party creating the necessity for such measurement shall alone bear the cost of purchase, installation and operation of such facilities.

N. The parties to this Agreement agree to pay Operator within thirty (30) days after receipt of any non-contested invoice. If any party or parties to this Agreement do not pay an invoice within thirty (30) days upon receipt thereof, the Operator can serve notice by certified mail or by phone or facsimile that an invoice or invoices are in arrears and that the Operator demands payment of all amounts overdue. If any party or parties do not pay all amounts outstanding and due under such non-contested invoice within ten (10) days of its receipt of the above-referenced notice by Operator, the Operator shall have the following remedies:

1. Operator may sue the non-paying party or parties for the amount of the invoice and for the interest due thereon as set forth in Exhibit "C" hereto, and the non-paying party or parties shall be totally liable and shall pay all attorney's fees and court costs relating thereto; or

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2. Operator may among other remedies available to it, demand that any non-paying party or parties relinquish and assign to the Operator all its right, title and interest in and to this Agreement, and any acreage farmout agreements or similar interests. Said assignment shall be made free and clear of any production payments, mortgages, liens, or other encumbrances placed thereon by, or resulting from, the non-consenting party's ownership and operations subsequent to the effective date of this agreement, but otherwise shall be without warranty either express or implied.

O. In the event any well drilled in accordance with this Operating Agreement is a producer, the Operator agrees that:

1. Operator shall not enter into any sales contract for the sale of any Non-Operator's share of gas unless such Non-Operator(s) shall have given Operator approval either in writing or by telephone or facsimile communication of the terms of such contract prior to its execution. To the extent permitted by the Purchaser of production, each Non-Operator(s) shall receive directly the proceeds of production attributable to its share of oil and/or gas, if Non-Operator(s) is not delinquent in its payment to the Operator for Joint Interest Billing or L.O.E. Each such contract shall name Non-Operator(s) as parties signatory thereto unless the Purchaser in the usual course of business requires otherwise. In which event, the approving Non-Operators shall ratify the contract in writing or by phone or facsimile. Notwithstanding the foregoing, any party to this Joint Operating Agreement may negotiate and enter into a sales contract with third parties for the sale of its share of oil and/or gas.

2. The Operator shall use its best efforts to facilitate the Non-Operator's right to receive its revenue direct from the Purchaser thereof. However, Operator may halt Non-Operator's revenue from first Purchaser if its proportionate share of all bills are not paid in a timely manner as set forth herein. In the event any Purchaser of production from the Contract Area remits all of the proceeds therefrom to the Operator for distribution, the Operator shall remit to each working interest owner and royalty owner his or its proportionate share of said proceeds received by the Operator within thirty (30) days after receipt by the Operator of such proceeds.

3. The Operator agrees that in the event that the Purchaser refuses to honor the Non-Operator(s) request to receive its revenue direct and Operator fails to make timely distributions, the Operator and the Non-Operator(s) may enter into an Escrow Agreement where by the production from a producing well will be paid into an escrow account. The escrow agent will then make timely distributions to the Operator and Non-Operator(s). Non-Operator(s) will bear the expense of setting up and administering such an escrow account.

P. Notwithstanding anything to the contrary herein, without the mutual consent of the majority in interest of the parties hereto no subsequent well development shall be conducted within the Contract Area (shaded in red on Exhibit "B" to this agreement) until after the initial test well has been drilled, completed as a well capable of commercial production and then turned to sales for a period of not less than one hundred twenty (120) days unless it is determined that such subsequent well development shall constitute an "obligation well" as more particularly defined within the body of this agreement. This process will be repeated after each well is drilled and completed as a commercial well so that the parties hereto will have sufficient time to evaluate the productivity (commercial attributes) of the reservoir. Furthermore, without the mutual consent of the majority in interest of the parties hereto, there shall be no more than one well, drilling at a time within the Contract Area. In addition, the proposed location for any well within the contract area must in like fashion be approved by the majority in interest of the parties hereto, either by telephone or facsimile communication. The production unit size will not be less than described within each oil and gas lease identified in Exhibit "A", unless it is determined by the majority of the working interest parties hereto, to reduce the production unit size or commence subsequent well developed within an existing unit until the entire Contract Area has been sufficiently developed.

Q. Notwithstanding any term or provision contained within the Participation Agreement or the exhibits thereto to the contrary, it is the intent of the parties hereto that Operator shall not market Non-Operator's share of any oil and/or gas produced from any well drilled pursuant to the

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terms of this Joint Operating Agreement unless Non-Operator(s) has been notified as more particularly described herein. Operator shall notify any proposed hydrocarbons purchaser of this provision and Non-Operator(s) shall be provided with a copy of any contract, or the terms of sale which Operator proposes to enter into and Non-Operator(s) shall have ten (10) days from receipt of said contract in which to exercise its option to join in the execution of said contract. Failure by Non-Operator(s) to exercise said option within a ten (10) day time period shall be deemed an election to join same.

R. With the exception of minimum limits set by State and Federal regulations Non-Operator(s) may elect not be covered by any of Operator's insurance coverage provided for the joint account by providing Operator with written notice and Certificate of Insurance of like kind and quality as required by the State of Texas, outlining that the Operator is granted a waiver of subrogation.

S. Additional Definitions:

1. The term "rework" shall mean an operation undertaken after a well is completed to secure, restore, or improve production in a common source of supply currently open to production.

2. The term "common source of supply" if not otherwise defined by applicable rules, regulations, order, or laws shall mean an underground zone of general structure, containing a common accumulation of oil or gas, or both, which is completely separated from any other zones in the structure.

3. The terms "plug back" shall mean a single operation whereby a deeper common source of supply is abandoned in order that a completion can be attempted in a shallower common source of supply.

T. Notwithstanding anything to the contrary in this Operating Agreement wherever the provision(s) of Article XV are in conflict with any other provisions contained within the Operating Agreement itself, the provisions of Article XV shall prevail.

U. Notwithstanding anything to the contrary in this Operating Agreement or attached Participation Agreement venue for any dispute arising herein between Operator and/or Non-Operator(s) shall be in Nueces County, the State of Texas.

V. Notwithstanding anything to the contrary in the Operating Agreement or the Participation Agreement, Operator cannot be held liable, except as to Operator's proportionate share, as to the Environmental Protection Agency Proposed or Actual Ruling as contained within, but not limited to 40 C.F.R., Part 112 [SWH-FRL-3671-41] R.I.N. 2050-A.C.62, Oil Pollution Prevention; Non-transportation, related onshore and offshore facilities. Operator will use reasonable efforts as determined by Operator to maintain the subject property/oil and gas leases, free of debris or environmental waste created by ordinary operations. Operator will not be held liable, directly or indirectly, for damage to the surface or environment created by third-party contractors, their agents, servants, invitees, or employees, in the performance of their services for Operator, under any occasion or circumstance.

W. It is not the purpose or intention of the parties hereto to create any partnership, tax partnership, joint venture, mining partnership, association, agency or any relationship among the parties, whether legal or quasi-legal, whereby one party is held liable for the acts or omissions of the other party, and neither the Participation Agreement, this Operating Agreement, nor the operations conducted hereunder shall be construed or considered as creating any such relationship.

X. **Representations, Warranties, and Covenants of Non-Operator(s).** Non-Operator(s) hereby represents and warrants to and covenants with Operator, its agents and employees, as follows:

(a) Non-Operator(s) is an "accredited investor" as defined in Regulation D as promulgated pursuant to the Securities Act of 1933, as amended (the "1933 Act").

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(b) Non-Operator(s) has adequate means of providing for its current needs and possible contingencies, and it has no need, and anticipates no need in the foreseeable future, to sell its rights or interest under this Agreement. It is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, it is able to hold its interest under this Agreement for an indefinite period of time and has a sufficient net worth to sustain a loss of its entire investment under this Agreement in the event such loss should occur.

(c) Non-Operator(s) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in this Agreement.

(d) Non-Operator(s) confirms that all documents, records, and books, and all necessary documentation pertaining to this proposed investment have been made available to it.

(e) Non-Operator(s) has had an opportunity to ask questions of and receive satisfactory answers from Operator or any person or persons acting on behalf of Operator, concerning the terms and conditions of this investment, and all such questions, have been answered to the full satisfaction of Non-Operator(s).

(f) The interest that Non-Operator(s) will acquire in this Agreement will be acquired for its own account for investment and not with view toward resale of redistribution in a manner which would require registration under the 1933 Act, and it does not now have any reason to anticipate any change in its circumstances or other particular occasion or even which would cause it to sell its rights or interest under this Agreement.

(g) No assurances are or have been made regarding tax consequences which may inure to the benefit of Non-Operator(s), nor has any assurance been made that existing tax laws and regulations will not be modified in the future, thus denying to Non-Operator(s) all or a portion of the tax benefits which my presently be available under existing tax laws and regulations.

(h) Non-Operator(s) has received no representations or warranties from Operator or its affiliates, or employees or agents, and, in making its investment decisions, it is relying solely on investigations made by it.

(i) If Non-Operator(s) is a corporation, partnership, trust or other from of business organization, it represents and warrants that it was formed under the laws of, and its principal place of business is within, the state in which its offices are showed to be maintained, above, and that it was not organized for the sole purpose of acquiring an interest in this Agreement.

(j) Non-Operator(s) acknowledged that Operator has made available to it or its advisors the opportunity to obtain additional information to verify the accuracy of the information contained herein and to evaluate the merits and risks of this investment. Non-Operator(s) represents that it has made other investments of a similar nature and, by reason of its business and financial experience and of the business and financial experience of those persons it has retained to advise it with respect to its investment in this Agreement, has acquired the capacity to protect its own interest in investments of this nature. In reaching the conclusion that it desires to acquire an interest in this Agreement, Non-Operator(s) has carefully evaluated its financial resources and investment position and the risks associated with this investment and acknowledged that it is able to bear the economic risks of this investment.

(k) Non-Operator(s) acknowledged that it has been advised that Rule 144 promulgated under the 1933 Act is not applicable nor contemplated to become applicable to its investment in this Agreement and further acknowledged that Operator will not be obligated to make the filings and reports, or make publicly available the information, which is condition to the availability of Rule 144.

(l) Non-Operator(s) further represents and warrants that the representations and warranties set forth herein shall remain true and accurate so long as it holds any interest in this Agreement or the properties to be acquired hereunder and that it will neither take any action nor permit any action to be taken which would cause such representations and warranties to be no longer true; and that in the event any representation or warranty set fort herein shall be untrue at any time, Non-Operator(s) immediately shall deliver to Operator a written statement to that effect and such other information, statements, and grants of power of attorney as may be requested by

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Operator for the purpose of causing such representation and warranty to be true.

(m) Non-Operator(s) acknowledged that it understands the meaning and legal consequences of the representations, warranties and covenants in subparagraphs (a) through (m) of this paragraph and that Operator has solicited such representations, warranties, and covenants and has relied upon such representations, warranties, and covenants, and it hereby agrees to indemnify and hold harmless Operator and its officer, directors, controlling persons, agents, and employees from and against any and all loss, damage or liability due to or arising out of a breach of any such representation, warranty, or covenant. All representations, warranties, and covenants contained in this Agreement and the indemnification contained herein shall survive the admission of Non-Operator(s) as a party to this Agreement.

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE XVI.
MISCELLANEOUS

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

IN WITNESS WHEREOF, this agreement shall be effective as of 1st day of September, ~~19~~2005.

OPERATOR

SOUTHERN RESOURCE COMPANY,
A TEXAS CORPORATION
James E. Thaxton, President

NON-OPERATORS

FALCON NATURAL GAS COMPANY
Fred Zaziski, President

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EXHIBIT "A"

ATTACHED HERETO AND MADE A PART OF THAT CERTAIN JOINT OPERATING AGREEMENT DATED EFFECTIVE SEPTEMBER 1, 2005, BY AND BETWEEN SOUTHERN RESOURCE COMPANY, A TEXAS CORPORATION, and FALCON NATURAL GAS COMPANY.

1. **Lands Subject to this agreement:**

   All Oil, Gas and Mineral Leases and associated documents outlined more particularly in Exhibit "A-1" attached hereto and made a part of this Joint Operating Agreement dated effective September 1, 2005, by and between Southern Resource Company and Falcon Natural Gas Company.

2. **Restrictions, if any, as to Depth or Formations:**

4. **Oil and Gas Leases Subject to this Agreement:**

   Those certain Oil, Gas and Mineral leases herein referenced more particularly outlined in red on the plat attached as Exhibit "B".

Fred Zaziski, President
FALCON NATURAL GAS COMPANY

SRC/SlickBend/JOA/Falcon-ExhA-9-1-05

Nov 29 05 09:54a FNGC (713) 456 2581 p.1

COPAS 601, BOX 600 TULSA OK 74101 of Petroleum Accountants Societies COPAS

EXHIBIT " C "

Attached to and made a part of that certain Operating Agreement dated September 1, 2005, by and between Falcon Natural Gas Company, Non-Operator, and SOUTHERN RESOURCE COMPANY, A TEXAS CORPORATION

ACCOUNTING PROCEDURE JOINT OPERATIONS

I. GENERAL PROVISIONS

1. Definitions

"Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

"Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

"Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

"Operator" shall mean the party designated to conduct the Joint Operations.

"Non-Operators" shall mean the Parties to this agreement other than the Operator.

"Parties" shall mean Operator and Non-Operators.

"First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

"Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

"Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

"Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

"Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

2. Statement and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3. Advances and Payments by Non-Operators

A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B. Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at First City Ba[nk] Houston, Texas on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4. Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

COPYRIGHT© 1985 by the Council of Petroleum Accountants Societies.

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5. **Audits**

A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6. **Approval By Non-Operators**

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1. **Ecological and Environmental**

Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2. **Rentals and Royalties**

Lease rentals and royalties paid by Operator for the Joint Operations.

3. **Labor**

A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

(2) *Salaries of First Level Supervisors in the field.*

(3) *Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.*

(4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II.

4. **Employee Benefits**

Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, *applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.*

5. **Material**

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6. **Transportation**

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

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B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7. **Services**

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph I, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8. **Equipment and Facilities Furnished By Operator**

A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed twelve percent (12.00%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

B. In lieu of charges in paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9. **Damages and Losses to Joint Property**

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10. **Legal Expense**

Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgements and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11. **Taxes**

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

12. **Insurance**

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13. **Abandonment and Reclamation**

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14. **Communications**

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

15. **Other Expenditures**

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations. All third party travel and reasonable expenses as well as long distance and mobile telephone charges shall be charged to the Joint Account, and not considered as a part of the monthly overhead.

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III. OVERHEAD

1. Overhead - Drilling and Producing Operations

   i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

      (x) Fixed Rate Basis, Paragraph 1A, or
      ( ) Percentage Basis, Paragraph 1B

      Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

   ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

      ( ) shall be covered by the overhead rates, or
      (x) shall not be covered by the overhead rates.

   iii. The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

      ( ) shall be covered by the overhead rates, or
      (X) shall not be covered by the overhead rates.

A. Overhead - Fixed Rate Basis

   (1) Operator shall charge the Joint Account at the following rates per well per month:

      Drilling Well Rate $ 6,500.00

      Producing Well Rate $ 500.00

   (2) Application of Overhead - Fixed Rate Basis shall be as follows:

      (a) Drilling Well Rate

         (1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

         (2) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

      (b) Producing Well Rates

         (1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

         (2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

         (3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

         (4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

         (5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

   (3) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

B. Overhead - Percentage Basis

   (1) Operator shall charge the Joint Account at the following rates: Not applicable.

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(a) Development: Not applicable.

____________ Percent (____ %) of the cost of development of the Joint Property exclusive of costs provided under Paragraph 10 of Section II and all salvage credits.

(b) Operating: Not applicable.

____________ Percent (____ %) of the cost of operating the Joint Property exclusive of costs provided under Paragraphs 2 and 10 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

(2) Application of Overhead - Percentage Basis shall be as follows:

For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening, or any remedial operations on any or all wells involving the use of drilling rig and crew capable of drilling to the producing interval on the Joint Property; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as operating.

2. *Overhead - Major Construction*

To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of $30,000.00:

A. 5.00 % of first $100,000 or total cost if less, plus

B. 3.00 % of costs in excess of $100,000 but less than $1,000,000, plus

C. 1.00 % of costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3. Catastrophe Overhead

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

A. 5.00 % of total costs through $100,000; plus

B. 3.00 % of total costs in excess of $100,000 but less than $1,000,000; plus

C. 1.00 % of total costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4. Amendment of Rates

The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1. Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2. Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

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A. New Material (Condition A)

(1) Tubular Goods Other than Line Pipe

(a) Tubular goods, sized 2⅜ inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

(b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

(c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

(d) Macaroni tubing (size less than 2⅜ inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

(2) Line Pipe

(a) Line pipe movements (except size 24 inch OD and larger with walls ¾ inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(b) Line pipe movements (except size 24 inch OD and larger with walls ¾ inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(c) Line pipe 24 inch OD and over and ¾ inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

(d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

(3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2 A (1) and (2).

B. Good Used Material (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1) Material moved to the Joint Property

At forty percent (40.00%) of current new price, as determined by Paragraph A.

(2) Material used on and moved from the Joint Property

(a) At forty percent (40.00%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

(b) At forty percent (40.00%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

(3) Material not used on and moved from the Joint Property

At forty percent (40.00%) of current new price as determined by Paragraph A.

The cost of reconditioning, if any, shall be absorbed by the transferring property.

C. Other Used Material

(1) Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at forty percent (40%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

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(2) Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

(3) Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

D. Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

E. Pricing Conditions

(1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25¢) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3. Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4. Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1. Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2. Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3. Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4. Expense of Conducting Inventories

A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

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VI. Miscellaneous

The following, notwithstanding anything herein to the contrary, shall be made a part of and included in this Accounting Procedure:

1. In the even Non-Operator is required under any applicable provision of the Operating Agreement or under Article 1(3) of the Accounting Procedure attached hereto as Exhibit "C" to advance or prepay funds for operations to which it has consented, any discounts offered by Vendors selling to the Joint Account during and applicable to such prepay situation shall be credited pro rata by Operator to Non-Operator.

2. Any volume discounts or special rebates which are credited to the Operator by vendors selling to the Joint Account shall be credited to the Joint Account when received by Operator. However, Operator shall have no liability to Non-Operator if, through mistake or oversight, such discounts are not taken within the specified time allocated on the particular invoice/bill in question.

3. In the event Operator plans to use his own equipment for any operations hereunder, or the equipment of any subsidiary, parent company or sister company, Operator agrees that the charge to the Joint Account for the use of such equipment shall be equal to the competitive market price at the time the goods or services are provided for the use of similar equipment.

4. In the event Operator plans to purchase goods and/or services for the Joint Account from his own subsidiaries, parent company or sister companies, such goods and services shall be charged to the Joint Account at prices equal to competitive market prices at the time the goods or services are provided.

5. Operator agrees to acquire any tubular goods obtained for the Joint Account at current competitive market price. If Operator uses tubular goods from its own inventory, or the inventory of any subsidiary, parent company or sister company, such tubular shall be charged to the Joint Account at prices which are equal to or lower than current competitive market price. In no event shall Operator charge the Joint Account for material transfers from its own inventory at mill price when mill price is in excess of current competitive market price.

6. Billings and Credits

   A. Without waiving any of the rights, obligations, and privileges of Paragraph 5 of Article 1, any Non-Operator shall have the right to contest any unusual charge(s) made to the Joint Account and/or request copies of actual invoices within thirty (30) days after receipt of said billings by giving written notice to the Operator as to the amount and charge(s) contested and the reason thereafter.

   Operator shall have thirty (30) days within which to respond, explain the charge(s) in question and provide copies of invoices if required. Any adjustment in favor of Non-Operator(s) will be processed within thirty (30) days of such explanation and at Operator's election, will be issued either as (1) a check payable to Non-Operator, or (2) a credit on the next occurring Joint Account billing. Any balance in favor of Operator shall be paid within ten (10) days by Non-Operator.

   B. During the time any charge is being contested as provided for above, no disputed amounts owing shall accrue interest. Provided, however, nothing herein shall waive Non-Operator's obligation to pay any charges and/or joint interest billing or any lease operating expense(s) when due.

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VI. Miscellaneous (cont.)

7. Settlements of Audits

Upon receipt of any audit report conducted on the Joint Account by Non-Operators, Operators shall have one hundred twenty (120) days within which to (1) respond in writing to the audit report, and (2) cure the exceptions detailed therein.

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Nov 29 05 10:02a FNGC (713) 456 2581 p.1

EXHIBIT "D"

ATTACHED HERETO AND MADE A PART OF THAT CERTAIN JOINT OPERATING AGREEMENT DATED SEPTEMBER 1, 2005, BY AND BETWEEN SOUTHERN RESOURCE COMPANY, as Operator, and FALCON NATURAL GAS COMPANY, as Non-Operators.

Operator shall carry, for the benefit and the expense of the Joint Account, Insurance with responsible insurance carriers, policies whose limits shall not exceed, nor will Operator be required to provide insurance above those limits listed below:

A. *Workman's Compensation and Employer's Liability:

1. State Statutory Requirement for Workman's Liability.

2. Employer's Liability with limits of $100,000.00 each person.

B. Comprehensive General Liability:

1. Bodily injury with limits of $100,000.00 each person, $250,000.00 each accident.

2. Property Damage (including Owner's Protective Liability), with limits of $100,000.00 each accident, $100,000.00 aggregate.

C. Automobile liability (excluding hired and non-owned vehicles):

1. Bodily injury with limits of $500,000.00 each person/$500,000.00 aggregate.

2. Property Damage with limits of $50,000.00 each accident.

D. Control of Well and Underground Damage:

1. Two million dollars ($2,000,000.00) for any one occurrence combines limits except for one hundred fifty thousand dollars ($150,000.00) for any one occurrence combined limit as respect to care, custody and control.

E. Excess Liability:

1. Umbrella coverage as form time to time applicable to Operator's activities but not to exceed three million dollars ($3,000,000.00).

2. All premiums paid on such insurance shall be charged to the Joint Account. Except by mutual consent of the parties no other insurance shall be maintained for the Joint Account beyond the limits specified herein. Operator will request that the drilling contractor performing work for the Joint Account acquire and maintain in full force and effect, with respect to the work performed by said drilling contractor, similar insurance as those specified in subdivisions "B." and "C." above, when applicable. Operator can not be held liable or negligent if such insurance requested by Operator proves to be insufficient or invalid. Whenever Operator performs a drilling or reworking operation for the Joint Account with its own equipment, Operator, shall provide at least the same insurance coverage as provided herein as would be requested if the work were performed by an independent drilling contractor. Operator shall furnish each Non-Operator with Operators appropriate certificates of insurance showing proof of insurance coverage and specific company which bound the insurance. Operator reserves the right to cancel any insurance policy at its sole discretion without the prior consent of Non-Operator. Operator will promptly notify each Non-Operator as to the acquisition of substitute or replacement insurance coverage. Substitute/replacement coverage will not be less than what is described specifically subparagraphs "A-C".

*** For Southern Resource Company employees only; does not cover hired, or third party contractors and/or their related subcontractors.**

1.

Nov 29 05 10:02a FNGC (713) 456 2581 p.2

F. Other Insurance:

1. Operator shall not be obligated to provide for any other insurance for the Joint Account of the parties hereto. Any party may, at its own expense, acquire such insurance as it deems proper to protect itself against any claims, losses, damages or destruction arising out of operations on the Contract Area. In this insurance, Non-Operator will notify the Operator in writing and will supply Operator with a copy of their respective insurance.

G. Non-Operators:

1. Operator shall require drilling contractor's insurance carrier to furnish a waiver of subrogation rights in favor of Operator and Non-Operators alike.

   a. Notwithstanding anything to the contrary each Non-Operators will be responsible, without exception, for their prorata share of any deductible percentage or amount which may be incurred as a result of usage of any insurance subject to the prospect referenced herein. For example: Where Operator has secured for Non-Operator blow-out insurance for the referenced prospect and blow-out insurance was used under whatever subject form and in settlement of any claim arising thereunder the payment of said claim would be subject to a deductible, that deductible will be borne prorate by Operator and Non-Operator. This applies to each Non-Operator whether or not the drilling well is turnkeyed to Operator or Non-Operator.

2. Operator herein recommends that Non-Operator acquire for their own account, separate insurance in the amounts specified more particularly in Paragraphs B., and E., as outlined herein.

Facsimile transmitted signatures shall be deemed to be original signatures for all purposes hereunder.

Agreed And Accepted To This 28 Day of NOVEMBER, 2005.

FALCON NATURAL GAS COMPANY

By: [signature]
Fred Zaziski
Title: President

SRC/SlickBend/JOA/Falcon/ExhD-9-1-05

2.

Nov 29 05 10:03a FNGC (713) 456 2581 p.1

EXHIBIT "E"

ATTACHED HERETO AND MADE A PART OF THAT CERTAIN JOINT OPERATING AGREEMENT DATED EFFECTIVE SEPTEMBER 1, 2005, BY AND BETWEEN SOUTHERN RESOURCE COMPANY, A TEXAS CORPORATION, and FALCON NATURAL GAS COMPANY.

GAS BALANCING AGREEMENT

1. Ownership of Gas Production

(a) It is the intent of the parties that each party shall have the right to take in kind and separately dispose of its proportionate share of gas (including casinghead gas) produced from each well located on acreage ("Unit Area") covered by the Operating Agreement to which this Exhibit is attached ("Operating Agreement").

(b) Operator shall control the gas production and be responsible for administering the provisions of this Agreement and shall make reasonable efforts to deliver or cause to be delivered gas to the parties' gas purchasers as may be required in order to balance the accounts of the parties in accordance with the provisions herein contained.

2. Balancing of Production Accounts

(a) Any time a party, or such party's purchaser, it not taking or marketing its full share of gas produced from a particular well ("non-marketing" party), the remaining parties ("marketing parties") shall have the right, but not the obligation, to produce, take, sell and deliver for such marketing parties accounts, in addition to the full share of gas to which the marketing parties are otherwise entitled, all or any production of the gas attributable to a non-marketing party. (Gas attributable to a non-marketing party, taken by a marketing party, is referred to in this Agreement as "overproduction"). If there is more than one marketing party taking gas attributable to a non-marketing party, each marketing party shall be entitled to take a non-marketing party's gas in the ratio that such marketing party's interest in production bears to the total interest in production of all marketing parties.

(b) A party that has not taken it proportionate share of gas produced from a well ("Underproduced Party") shall be credited with gas in storage equal to its share of gas produced but not taken, less its share of gas used in lease operations, vented or lost ("underproduction"). Such Underproduced Party, upon giving timely written notice to Operator, shall be entitled, on a monthly basis beginning the month following receipt of notice, to produce, take, sell and deliver, in addition to the full share of gas to which such party is otherwise entitled, a quantity of gas ("make-up gas") equal to fifty percent (50%) of the total share of gas attributable to all parties having cumulative overproduction (individually called "Overproduced Party"). Such make-up gas shall be credited against such Underproduced Party's accrued underproduction in order of accrual. Notwithstanding the foregoing and subject to subsection (e) below: (i) an Overproduced Party shall never be obligated to reduce its takes to less than fifty percent (50%) of the quantity to which such party is otherwise entitled; and (ii) an Underproduced Party shall never be allowed to make-up underproduction during the months of November, December, January, and February.

(c) If there is more than one Underproduced Party desiring make-up gas, each such Underproduced Party shall be entitled to make-up gas in the ratio that such party's interest in production bears to the total interest in production of all parties then desiring make-up gas. Any portion of the make-up gas to which an Underproduced Party is entitled and which is not taken by such Underproduced Party may be taken by any other Underproduced Party(ies).

(d) If there is more than one Overproduced Party required to furnish make-up gas, each such Overproduced Party shall furnish, make-up gas in the ratio that such party's interest in production bears to the total interest in production of all parties then required to furnish make-up gas. Except as provided in (e) below, each Overproduced Party in any well shall be entitled, on a monthly basis, to take its full share of gas less its share of the make-up gas then being produced from the well.

(e) If Operator in good faith believes that an Overproduced Party has recovered one hundred percent (100%) of such Overproduced Party's share of the recoverable reserves from a well, such Overproduced Party, upon being notified in writing of such fact by Operator, shall cease taking gas from such well and the remaining parties shall be entitled to take one hundred percent (100%) of such production until the accounts of the parties are balanced. Thereafter,

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such Overproduced Party shall again have the right to take its share of the remaining production, if any, in accordance with the provisions herein contained. Notwithstanding anything to the contrary herein, after an Overproduced Party has recovered one hundred percent (100%) of its full share of the recoverable reserves as so determine by Operator from a well, such Overproduced Party may continue to produce if such continued production is (i) necessary for lease maintenance purposes or (ii) permitted by a majority of interest of the parties who have not produced one hundred percent (100%) of their recoverable reserves from such well after written ballot conducted by Operator.

3. Cash Balancing Upon Depletion

(a) If gas production from a well is uneconomic or ceases with no attempt made to restore production within sixty (60) days, the Operator shall distribute, a statement of net unrecouped underproduction and overproduction ("final accounting").

(b) Within thirty (30) days of receipt of such final accounting, each Overproduced Party shall remit to operator for disbursement to the Underproduced Parties, a sum of money (which sum shall not include interest) equal to the lower of (i) the amount actually received or constructively received under subparagraph (e) below, by Overproduced Party for sales during the month(s) of overproduction, calculated in order of accrual but less applicable taxes, royalties and reasonable costs of marketing and transporting such gas actually paid by such Overproduced Party, or (ii) an amount calculated by multiplying the volume of overproduction by the price received for the last MCF sold from the well less applicable taxes, royalties and reasonable costs of marketing and transporting.

(c) Within thirty (30) days of receipt of any such remittance by Operator for an Overproduced Party, Operator shall disburse such funds to the Underproduced Party(ies) in accordance with the final accounting. Operator assumes no liability with respect to any such payment (unless such payment is attributable to Operator's overproduction), it being the intent of the parties that each Overproduced Party shall be solely responsible for reimbursing each Underproduced Party for such Underproduced Party's respective share of overproduction taken by such Overproduced Party in accordance with the provisions herein contained. If any party fails to pay any sum due under the terms hereof after demand therefor by the Operator, the Operator may turn responsibility for the collection of such sum to the party or parties to whom it is owed, and Operator shall have no further responsibility for collection.

(d) In determining the amount of overproduction for which settlement is due, production taken during any month by an Underproduced Party in excess of such Underproduced Party's share shall be treated as make-up and shall be applied to reduce prior deficits in the order of accrual of such deficits.

(e) An Overproduced Party that took gas in kind for its own use, sold gas to an affiliate for less than 95% of the market value at the time of sale, or otherwise disposed of gas in other than a cash sale shall pay for such gas based upon the market value at the time it was produced.

(f) If refunds are later required by any governmental authority, each party shall be accountable for its respective share of such refunds as finally balanced hereunder.

4. Deliverability Tests

Nothing herein shall be construed to deny any party the right, from time to time, to have produced and to take its full share of the allowable gas production to meet the deliverability tests required by its purchaser. Each party shall, at all times, use its best efforts to regulate its takes from the lease so that the lease will not be curtailed and/or shut-in for overproducing the allowable, if any, assigned thereto by the regulatory body having jurisdiction.

5. Nominations

Each party shall, on a monthly basis, give Operator sufficient time and data either to nominate such party's respective share of gas to the transporting pipeline(s) or, if operator is not nominating such party's gas, to inform Operator of the manner in which to dispatch such party's gas. Except as and to the extent caused by Operator's gross negligence of willful misconduct, Operator shall not be responsible or any fees and/or penalties associated with imbalances charged by any pipeline to any Underproduced or Overproduced Party(ies).

6. Statements

The Operator shall furnish monthly to each party a statement of the gas imbalance among the parties including the total quantity of gas produced from each well, the portion thereof used in operations, vented or lost, and the total quantity delivered for each party's account. Any error or

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discrepancy in Operator's monthly statement shall be promptly reported to Operator and Operator shall make a proper adjustment thereof within thirty (30) days after final determination of the correct quantities involved.

7. Non-Consent

In the event any Overproduced Party in a well elects to go non-consent on a proposed operation on such well, such Overproduced Party, shall, within thirty (30) days of such election, settle its overproduction with the Underproduced Party(ies) as if depletion had occurred.

8. Application of Agreement

The provisions of this agreement shall be separately applicable and shall constitute a separate agreement with respect to gas produced from each well located on the Unit Area.

9. Term

This Agreement shall terminate when gas production under the Operating Agreement permanently ceases and the accounts of the parties are finally settled in accordance with the provisions herein contained.

10. Operator's Liability

Except as otherwise provided herein, Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator's duties hereunder except such as may result from Operator's gross negligence or willful misconduct.

11. Audits

Any Underproduced Party shall have the right for a period of two (2) years after receipt of payment pursuant to a final accounting and after giving written notice to all parties, to audit an Overproduced Party's accounts and records relating to such payment. Any Overproduced Party shall have the right for a period of two (2) years after tender of payment for unrecouped volumes and upon giving written notice to all parties, to audit an Underproduced Party's records as to volumes. The party conducting such audit shall bear its costs of the audit.

12. Successors and Assigns

The Terms, covenants, and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties and to their respective successors and assigns, and may be assigned in whole or in part from time to time; provided however, that (a) any such assignment shall be made subject to this Agreement (b) the Assignee shall acquire such interest subject to any overproduction and/or underproduction imbalances existing at such time as well as any cash balancing obligation created thereby and (c) no such assignment shall relieve the Assignor from any obligation to the other parties with respect to any overproduction taken by Assignor prior to such assignment.

13. Intent

It is the intent that all of the parties hereto, insofar as reasonable as possible, commence taking or delivering gas simultaneously, and that each party thereafter continuously take or deliver its full share of the gas produced from the Unit Area. It is, however, recognized that due to conditions beyond the control of the parties there may be occasions where there will be temporary delays in commencement of takes or deliveries and temporary reductions in takes or deliveries below a party's full share. Accordingly, this Agreement is intended for use as an operating procedure to assist in bringing the gas accounts of the parties into balance as soon as possible, but no longer than ninety (90) days, and to assist in maintaining such accounts in balance. It is not the intent that this Agreement be used as a gas storage arrangement nor as a device to delay marketing of gas or to unduly withhold gas from the market.

14. Conflict

If there is a conflict between the terms of this Agreement and the terms of any gas sales contract covering the Contract Area entered into by any party, the terms of this Agreement shall govern.

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15. Operating Costs

The operating expenses are to be born as provided in the Operating Agreement, regardless whether all parties are selling or using gas or whether the sales and use of each are in proportion to their respective interest in such gas.

16. Royalty Payments

Each party hereto agrees to hold each other party harmless from any and all claims for royalty payments asserted by royalty owners to whom each party is accountable.

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